UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TAX-FREE FIXED INCOME FUND IV FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 8, 2021, Ocean Capital LLC issued the following press release:

Ocean Capital Issues Open Letter to Shareholders of UBS Puerto Rico Bond Funds IV and V, Spotlighting the Need for Boardroom Change

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--Ocean Capital LLC today issued the following letter to shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc., which are funds managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico:

Dear Fellow Shareholders,

Ocean Capital LLC and the other participants in its solicitations (collectively, “Ocean Capital” or “we”) are concerned shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”) and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), each of which is managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (collectively, “UBS”). We urge you to vote on the BLUE Proxy Card to elect our highly-qualified and independent nominees to the Boards of Directors (the “Boards”) of Fund IV and Fund V at their upcoming Annual Meetings of Shareholders (the “Annual Meetings”).

We want to take this opportunity to thank our fellow shareholders for their overwhelming support in recent weeks. We have received a significant amount of unsolicited feedback from shareholders, including many who agree with our assessment that the incumbent directors have presided over prolonged value destruction and a series of unacceptable entrenchment maneuvers. We urge the Boards to begin showing respect for shareholders’ rights by:

●	Ceasing all entrenchment maneuvers, including potential litigation, that result in the waste of shareholder capital and the unlawful prioritization of the interests of poorly-performing directors.

●	Confirming the acceptance of our valid nominations of director candidates.

●	Hiring an Independent Inspector of Elections to ensure full, fair and prompt election results are produced following the Annual Meetings.

If our slates are elected at the Annual Meetings, shareholders can trust that it will be a new day at Fund IV and Fund V. Our director candidates will focus on delivering enhanced value for long-suffering shareholders, including by evaluating improved asset management practices, share repurchases and orderly liquidations.

Should you have any questions about how to vote on the BLUE proxy card or BLUE voting instruction form to elect our nominees, contact our proxy solicitor at ocean@investor.morrowsodali.com. You can also visit www.ImproveUBSPRFunds.com to learn about our campaigns.

Sincerely,
W. Heath Hawk

Ocean Capital, LLC

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VOTE “FOR” OCEAN CAPITAL’S HIGHLY-QUALIFIED DIRECTOR CANDIDATES ON THE BLUE PROXY CARD TODAY.

IF YOU ARE A FUND ADVISOR WITH CLIENTS WHO WISH TO EXERCISE THEIR RIGHT FOR CHANGE BY VOTING A BLUE PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR, MORROW SODALI, AT (203) 658-9400 OR (800) 662-5200, OR VIA E-MAIL AT OCEAN@INVESTOR.MORROWSODALI.COM.

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II and Roxana Cruz-Rivera (all of the foregoing, the “Fund IV Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used in connection with the solicitation of proxies from the shareholders of Fund IV. All shareholders of Fund IV are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund IV Participants filed with the SEC, as they contain important information, including additional information relating to the Fund IV Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund IV Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II, Roxana Cruz-Rivera and Brent D. Rosenthal (all of the foregoing, the “Fund V Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used in connection with the solicitation of proxies from the shareholders of Fund V. All shareholders of Fund V are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund V Participants filed with the SEC, as they contain important information, including additional information relating to the Fund V Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund V Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

CONTACTS

For Investors:

Morrow Sodali
Mike Verrechia / Bill Dooley, 800-662-5200
ocean@investor.morrowsodali.com

For Media:

MKA
Ashley Areopagita / Bela Kirpalani, 646-386-0091
aareopagita@mkacomms.com / bkirpalani@mkacomms.com